EXHIBIT 99.1

Citizens South Banking Corporation Announces First Quarter 2012 Financial Results

GASTONIA, N.C., April 23, 2012 (GLOBE NEWSWIRE) -- Citizens South Banking Corporation (Nasdaq:CSBC), the holding company for Citizens South Bank (the "Bank"), released its unaudited results of operations and other financial information for the three-month period ended March 31, 2012. The Company reported a net loss allocable to common shareholders totaling $2.3 million, or $0.20 per diluted share, for the quarter ended March 31, 2012, compared to a net loss allocable to common shareholders of $1.1 million, or $0.10 per diluted share, for the quarter ended March 31, 2011. The loss was attributable to $6.4 million in loan charge offs resulting primarily from the completion of our internal loan review initiated in the fourth quarter of 2011. Our internal loan review is now complete. The Company's pre-tax, pre-credit earnings of $3.5 million for the first quarter of 2012 were $905,000 higher than the Company's pre-tax, pre-credit earnings in the first quarter of 2011.

Other highlights during the quarter included:

  The successful completion of the Bank's first examination by the Office of the Comptroller of the Currency ("OCC").
  Improvement of the Company's net interest margin to 3.88% for the first quarter of 2012, an increase of four basis points on a linked quarter basis, and an increase of 46 basis points compared to the first quarter of 2011. This represents the second consecutive quarter of margin expansion for the Company.
  Non-covered past due loans 30 to 89 days delinquent and still accruing interest totaled $5.4 million, or 0.92% of total non-covered loans, at March 31, 2012. This represents the fifth consecutive quarter that past due non-covered accruing loans have been less than 1.0% of total non-covered loans.
  The Bank's non-covered classified loans increased by $3.4 million during the first quarter 2012 to $32.1 million. Non-covered classified loans had decreased by $6.6 million during the fourth quarter 2011. Non-covered classified assets, which includes both classified loans and other real estate owned, increased by $6.5 million to $44.1 million.
  On a linked quarter basis, nonperforming non-covered assets increased by $6.3 million to $34.0 million, or 3.18% of total assets at March 31, 2012, compared to 2.57% of total assets at December 31, 2011.
  The Company's non-time core deposits grew by $12.6 million, or 10.9% annualized, during the first quarter of 2012 to $475.9 million at March 31, 2012.

President Kim S. Price stated, "While disappointed with the loss in the first quarter, we are pleased to have completed our internal loan review and to have completed our first exam by the OCC. Both had an impact on our first quarter results but both reassure us that our balance sheet is strong and that our management has in place the processes to manage assets effectively even in challenging economic conditions. The completion of these two initiatives sets the stage for improved financial metrics and long-term profitability."

First Quarter Financial Results:

Asset Quality

During the first quarter of 2012 the Company recognized net loan charge-offs of $6.4 million. These charge-offs resulted from re-valuations on some collateral properties and also from resolutions of problem assets where a portion of the loan was charged-off. The elevated level of net charge-offs recognized over the past two quarters is largely the result of an internal loan review which is now complete. Despite the elevated level of loan charge-offs during the first quarter 2012, the Company had an overall increase in nonperforming non-covered assets from $27.7 million, or 2.57% of total assets at December 31, 2011, to $34.0 million, or 3.18% of total assets at March 31, 2012. This increase was largely due to a $3.1 million increase in other real estate owned and a $3.2 million increase in nonaccrual loans. The increase in nonaccrual loans was due to the addition of several real estate loans that have a current payment status, but were placed on nonaccrual status for non-payment related reasons. Also as a result of the items described above, our classified assets, which totaled $37.7 million at December 31, 2011, increased to $44.1 million at March 31, 2012.

Loans and Core Deposits

We are experiencing positive trends in local economic conditions and loan demand continues to improve gradually in our markets. Total non-covered loans increased by $5.7 million on a linked quarter basis, or 4.0% annualized. The Company originated $40.2 million in loans during the first quarter of 2012 and the Company's loan pipeline remains strong. Management continues to focus on increasing business loans to the professional market, owner-occupied commercial real estate loans, and residential and personal loans. Our realigned lending team continues to be more effective in developing quality business relationships and we are on target with our Small Business Lending Fund initiative which has reduced our preferred stock dividend rate from 5.0% to 1.3%. We expect to continue to expand our small business lending in 2012, which should ultimately reduce our dividend rate to the 1.0% minimum rate.

The Company continues to experience strong non-time core deposit growth. On a linked-quarter basis, non-time core deposits increased by $12.6 million, or 10.9% annualized.

Capital Position

The Company's capital position continues to be a source of strength. At March 31, 2012, the Bank's total risk-based, Tier 1 risk-based, and Tier 1 leverage capital ratios were 15.5%, 14.2%, and 9.4%, respectively, compared to 16.7%, 15.4%, and 9.9% respectively, at March 31, 2011. The Bank exceeded the regulatory minimum capital ratios to be considered well-capitalized by 155%, 237%, and 188% for total risk-based capital, Tier 1 risk-based capital, and Tier 1 leverage capital, respectively, at March 31, 2012.

Increasing Net Interest Income and Net Interest Margin

The Company's net interest income for the first quarter of 2012 increased by $921,000, or 12.2%, as compared to the first quarter of 2011. The primary reason for this growth was a 46 basis point increase in the Company's net interest margin from 3.42% for the three months ended March 31, 2011, to 3.88% for the three months ended March 31, 2012. The improvement in the net interest margin was due to a 40 basis point decrease in the Company's cost of funds and a 13 basis point increase in the Company's yield on assets. On a linked quarter basis, the Company's net interest margin increased by four basis points. Given the Company's high level of liquidity, coupled with strong core deposit growth, we have been able to repay maturing time deposits or reprice these time deposits at lower market rates at maturity.

Noninterest Income and Expense

Noninterest income increased by $1.5 million to $2.9 million for the quarter ended March 31, 2012, as compared to the quarter ended March 31, 2011. Excluding the effects of the loss from acquisition ($255,000 for first quarter 2011) and the gain on sale of investments and other assets ($664,000 for first quarter 2012 and $12,000 for first quarter 2011), noninterest income increased by $561,000, or 32.6%, for the first quarter of 2012 compared to the first quarter of 2011. We continue to improve our deposit account revenue and our mortgage banking revenue.

Excluding valuation adjustments and other expenses on other real estate owned ($1,597 for first quarter 2012 and $873,000 for first quarter 2011) and acquisition and integration expenses ($45,000 for first quarter 2011), noninterest expense increased by $560,000, or 8.3%, during the respective first quarter periods. This increase was primarily due to costs related to the Bank's acquisition of New Horizons Bank in April 2011.

About Citizens South Banking Corporation and Citizens South Bank

Citizens South Bank was founded in 1904 and is headquartered in Gastonia, North Carolina. Deposits are FDIC insured up to applicable regulatory limits. At March 31, 2012, the Company had $1.1 billion in assets with 21 full-service offices in the Charlotte and North Georgia regions, including Gaston, Iredell, Rowan, Mecklenburg, and Union counties in North Carolina, York County in South Carolina, and Towns, Union, Fannin, and Gilmer counties in Georgia. Citizens South Bank is an Equal Housing Lender and Member, FDIC. The Bank is a wholly-owned subsidiary of Citizens South Banking Corporation, and shares of the common stock of the Company trade on the NASDAQ Global Market under the ticker symbol "CSBC." The Company maintains a website at www.citizenssouth.com that includes information on the Company, along with a list of products and services, branch locations, current financial information, and links to the Company's filings with the SEC.

The Citizens South Banking Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7099

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures. Management believes that these non-GAAP measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under accounting principles generally accepted in the United States ("GAAP"), and investors should consider the company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation, or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.

Cautionary Statement Regarding Forward-looking Statements

This news release contains certain forward-looking statements which include, but are not limited to, statements of our earnings expectations, statements regarding our operating strategy, and estimates of our future costs and benefits. These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Forward-looking statements speak only as of the date they are made and the Company is under no duty to update these forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that could cause such a difference include, but are not limited to, changes in general economic conditions – either locally or nationally, competition among depository and financial institutions, our ability to continue to expand our small business lending and thereby reduce the dividend rate on our SBLF preferred stock, the continuation of current revenue and expense trends, significant changes in interest rates, unforeseen changes in the Company's markets, and legal, regulatory, or accounting changes. The Company's reports filed from time to time with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2011, describe some of these factors.

Quarterly Financial Highlights (unaudited)	At and For the Quarters Ended
	2012	2011
	March 31	December 31	September 30	June 30	March 31
(Dollars in thousands, except share and per share data)

Summary of Operations:
Interest income - taxable equivalent	$ 10,528	$ 11,089	$ 11,308	$ 11,488	$ 10,457
Interest expense	2,016	2,304	2,554	2,826	2,855
Net interest income - taxable equivalent	8,512	8,785	8,754	8,662	7,602
Less: Taxable-equivalent adjustment	59	65	62	69	70
Net interest income	8,453	8,720	8,692	8,593	7,532
Provision for loan losses	6,300	4,635	1,350	1,700	3,000
Net interest income after loan loss provision	2,153	4,085	7,342	6,893	4,532
Noninterest income	2,946	1,985	1,990	5,886	1,478
Noninterest expense	8,911	8,779	8,931	9,270	7,672
Net income (loss) before income taxes	(3,812)	(2,709)	401	3,509	(1,662)
Income tax expense (benefit)	(1,672)	(1,172)	28	1,213	(771)
Net income (loss)	(2,140)	(1,537)	373	2,296	(891)
Dividends and accretion of discount on preferred stock	122	767	247	256	256
Net income (loss) available to common shareholders	$ (2,262)	$ (2,304)	$ 126	$ 2,040	$ (1,147)

Per Common Share Data:
Net income (loss):
Basic	$ (0.20)	$ (0.20)	$ 0.01	$ 0.18	$ (0.10)
Diluted	(0.20)	(0.20)	0.01	0.18	(0.10)
Weighted average shares outstanding:
Basic	11,469,525	11,470,599	11,462,107	11,455,642	11,491,734
Diluted	11,469,525	11,470,599	11,462,107	11,455,642	11,491,734
End of period shares outstanding	11,506,324	11,506,324	11,506,324	11,506,324	11,508,750
Cash dividends declared	$ 0.01	$ 0.01	$ 0.01	$ 0.01	$ 0.01
Book value	6.04	6.27	6.44	6.44	6.22
Tangible book value	5.93	6.15	6.31	6.29	6.09

Selected Financial Performance Ratios (annualized):
Return on average assets	(0.85)%	(0.85)%	0.05%	0.73%	(0.44)%
Return on average common equity	(12.86)%	(12.45)%	0.68%	11.00%	(6.39)%
Noninterest income to average total assets	1.10%	0.73%	0.72%	2.12%	0.56%
Noninterest expense to average total assets	3.34%	3.24%	3.23%	3.34%	2.91%
Efficiency ratio	78.17%	82.01%	83.61%	64.02%	85.15%
Operating Earnings (Non-GAAP):
Net income (loss) available to common shareholders	$ (2,262)	$ (2,304)	$ 126	$ 2,040	$ (1,147)
(Gain) loss on acquisition, net of tax	--	(15)	29	(2,695)	155
(Gain) loss on sale of investments, net of tax	(405)	--	(67)	--	--
Other-than-temporary impairment on securities, net of tax	--	22	--	--	--
Acquisition and integration expenses, net of tax	--	584	86	345	27
Net operating income (loss)	$ (2,667)	$ (1,713)	$ 174	$ (310)	$ (965)

Operating net income (loss) per common share:
Basic	$ (0.23)	$ (0.15)	$ 0.02	$ (0.03)	$ (0.08)
Diluted	(0.23)	(0.15)	0.02	(0.03)	(0.08)

Pre-tax, pre-credit earnings (1)	$ 3,543	$ 3,545	$ 3,545	$ 3,902	$ 2,638

Operating return on average assets	(1.00)%	(0.63)%	0.06%	(0.11)%	(0.37)%
Operating return on average equity	(11.72)%	(7.29)%	0.73%	(1.30)%	(4.13)%
Operating efficiency ratio (2)	68.13%	69.52%	67.52%	65.92%	72.99%

(1) Calculated using net interest income plus noninterest income less noninterest expense adjusted for the following items: 1) gains or losses from acquisition or sale of investments or sale of other assets; 2) other-than-temporary impairment on securities; 3) amortization of intangible assets; 4) other real estate owned valuation adjustments and expenses; and 5) acquisition and integration expenses.
(2) Calculated by dividing noninterest expense by net interest income plus noninterest income excluding the following items: 1) gains or losses from acquisition or sale of investments; 2) other-than-temporary impairment on securities; 3) other real estate owned valuation adjustments and expenses; and 4) acquisition and integration expenses.

Quarterly Financial Highlights (unaudited)	At and For the Quarters Ended
	2012	2011
	March 31	December 31	September 30	June 30	March 31
(Dollars in thousands, except per share data)

Credit Quality Information and Ratios:
Allowance for loan losses - beginning of period	$ 11,713	$ 12,956	$ 12,742	$ 12,006	$ 11,924
Add: Provision for loan losses	6,300	4,635	1,350	1,700	3,000
Less: Net charge-offs	6,430	5,878	1,136	964	2,918
Allowance for loan losses - end of period	$ 11,583	$ 11,713	$ 12,956	$ 12,742	$ 12,006

Assets not covered by FDIC loss-share agreements:
Past due loans (30-89 days) accruing	$ 5,362	$ 4,933	$ 4,479	$ 5,687	$ 5,692
Past due loans (30-89 days) to total non-covered loans	0.92%	0.86%	0.77%	0.99%	0.97%

Nonperforming non-covered loans:
One-to-four family residential	$ 2,698	$ 2,407	$ 1,556	$ 1,406	$ 2,373
Construction	--	--	--	--	72
Commercial land	3,852	2,631	3,176	3,167	4,653
Residential development	3,742	6,474	6,459	5,155	4,675
Other commercial real estate	8,924	4,173	6,602	10,306	9,636
Commercial business	1,086	168	306	201	309
Consumer	1,750	2,958	2,426	2,440	2,639
Total nonperforming non-covered loans	22,052	18,811	20,525	22,675	24,357
Other nonperforming non-covered assets	11,987	8,936	8,208	10,723	8,463
Total nonperforming non-covered assets	$ 34,039	$ 27,747	$ 28,733	$ 33,398	$ 32,820

Allowance for loan losses to total non-covered loans	2.00%	2.04%	2.23%	2.22%	2.05%
Net charge-offs to average non-covered loans (annualized)	4.44%	4.07%	0.79%	0.66%	2.00%
Nonperforming non-covered loans to non-covered loans	3.80%	3.28%	3.53%	3.95%	4.15%
Nonperforming non-covered assets to total assets	3.18%	2.57%	2.61%	2.99%	3.15%
Nonperforming non-covered assets to total non-covered loans and other real estate owned	5.75%	4.76%	4.87%	5.72%	5.51%

Assets covered by FDIC loss-share agreements:
Past due loans (30-89 days) accruing (3)	$ 2,726	$ 5,372	$ 6,430	$ 12,987	$ 7,006
Past due loans (30-89 days) to total covered loans	1.83%	3.36%	3.81%	7.34%	5.09%

Total covered nonperforming loans (4)	$ 40,582	$ 44,056	$ 37,074	$ 35,830	$ 24,791
Other covered nonperforming assets	9,447	8,746	12,765	14,127	8,225
Total covered nonperforming assets	$ 50,029	$ 52,802	$ 49,839	$ 49,957	$ 33,016

Classified Assets (5)
Non-covered classified loans	$ 32,147	$ 28,727	$ 35,357	$ 41,515	$ 42,915
OREO and other nonperforming assets	11,987	8,936	8,208	10,723	8,463
Total classified assets	$ 44,134	$ 37,663	$ 43,565	$ 52,238	$ 51,378

Tier 1 capital	$ 100,757	$ 102,539	$ 104,487	$ 105,088	$ 102,628

Total classified assets to Tier 1 capital	43.80%	36.73%	41.69%	49.71%	50.06%

(3) The contractual balance of past due loans covered by FDIC loss-share agreements totaled $7.7 million $13.7 million, $8.2 million, $7.0 million and $3.5 million at December 31, 2010, March 31, 2011, June 30, 2011, September 30, 2011, December 31, 2011 and March 31, 2012 respectively.
(4) The contractual balance of nonperforming loans covered by FDIC loss-share agreements totaled $31.2 million, $28.7 million $39.3 million $48.8 million, $55.4 million and $46.2 million at December 31, 2010, March 31, 2011, June 30, 2011, September 30, 2011, December 31, 2011, and March 31, 2012 respectively.
(5) Excludes loans and OREO covered by FDIC loss-share agreements.

Quarterly Financial Highlights (unaudited)	At and For the Quarters Ended
	2012	2011
	March 31	December 31	September 30	June 30	March 31
(Dollars in thousands, except per share data)

Net Interest Margin (annualized):
Yield on earning assets	4.75%	4.81%	4.84%	4.95%	4.62%
Cost of funds	0.92%	1.01%	1.11%	1.23%	1.32%
Net interest rate spread	3.83%	3.80%	3.73%	3.72%	3.30%
Net interest margin (taxable equivalent)	3.88%	3.84%	3.76%	3.78%	3.42%

Selected End of Period Balances:
Loans covered by FDIC loss-share agreements	$ 148,713	$ 159,688	$ 168,940	$ 177,047	$ 137,758
Loans not covered by FDIC loss-share agreements	579,812	574,100	582,065	573,603	586,897
Total loans, net	728,525	733,788	751,005	750,650	724,655
Investment securities	121,411	147,899	132,443	156,328	154,006
Total interest-earning assets	890,456	895,003	913,910	927,463	887,706
Total assets	1,070,992	1,080,460	1,098,974	1,117,993	1,041,444
Noninterest-bearing deposits	97,437	88,077	87,413	82,305	78,342
Interest-bearing deposits	775,209	787,979	801,167	822,273	754,461
Total deposits	872,646	876,056	888,580	904,578	832,803
Total borrowings and other debt	104,080	103,939	105,778	108,011	107,646
Shareholders' equity	90,010	92,659	94,782	94,771	92,276

Selected Quarterly Average Balances:
Loans covered by FDIC loss-share agreements	$ 154,344	$ 164,314	$ 173,755	$ 170,580	$ 142,353
Loans not covered by FDIC loss-share agreements	579,224	578,083	576,846	583,294	583,993
Average loans, net	733,568	742,397	750,601	753,874	726,346
Investment securities	128,086	140,846	146,017	157,513	135,645
Average interest-earning assets	880,073	906,064	920,932	918,118	902,141
Average total assets	1,068,689	1,084,313	1,107,687	1,110,740	1,053,747
Noninterest-bearing deposits	90,024	87,770	84,001	81,617	72,235
Interest-bearing deposits	777,621	789,233	810,469	814,736	769,152
Average total deposits	867,645	877,003	894,470	896,353	841,387
Average borrowings and other debt	103,181	105,872	106,696	107,872	109,385
Shareholders' equity	91,057	94,028	94,711	95,116	93,533

Capital Ratios:
Total equity to total assets	8.40%	8.58%	8.62%	8.48%	8.86%
Tangible common equity to tangible assets	6.38%	6.56%	6.61%	6.49%	6.73%
Total Risk-Based Capital (Bank only)	15.50%	15.60%	17.32%	17.29%	16.70%
Tier 1 Risk-Based Capital (Bank only)	14.24%	14.35%	16.06%	16.03%	15.44%
Tier 1 Leverage Capital (Bank only)	9.41%	9.44%	9.53%	9.42%	9.89%

CITIZENS SOUTH BANKING CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

			Amount	Percent
	March 31, 2012	December 31, 2011	Change	Change
(Dollars in thousands)

ASSETS
Cash and cash equivalents:	115,422	88,344	27,078	30.65%
Investment securities available for sale, at fair value	20,947	52,136	(31,189)	-59.82%
Investment securities held to maturity, at amortized cost	100,464	95,763	4,701	4.91%
Federal Home Loan Bank stock, at cost	5,067	5,067	--	0.00%
Presold loans in process of settlement	4,666	2,146	2,520	117.43%
Loans:
Covered by FDIC loss-share agreements	148,713	159,688	(10,975)	-6.87%
Not covered by FDIC loss-share agreements	579,812	574,100	5,712	0.99%
Loans, net of deferred fees and costs	728,525	733,788	(5,263)	-0.72%
Allowance for loan losses	(11,583)	(11,713)	130	-1.11%
Loans, net	716,942	722,075	(5,133)	-0.71%
Other real estate owned	21,433	17,571	3,862	21.98%
Premises and equipment, net	25,671	25,888	(217)	-0.84%
FDIC loss share receivable	30,704	38,931	(8,227)	-21.13%
Accrued interest receivable	2,577	2,773	(196)	-7.07%
Bank-owned life insurance	18,554	18,978	(424)	-2.23%
Intangible assets	1,251	1,373	(122)	-8.89%
Other assets	7,294	9,415	(2,121)	-22.53%
Total assets	$ 1,070,992	$ 1,080,460	$ (9,468)	-0.88%

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand deposits	$ 97,437	$ 88,077	$ 9,360	10.63%
Interest-bearing demand and savings	378,421	375,160	3,261	0.87%
Time deposits	396,788	412,819	(16,031)	-3.88%
Total deposits	872,646	876,056	(3,410)	-0.39%
Securities sold under repurchase agreements	9,919	9,787	132	1.35%
Borrowed money	78,697	78,688	9	0.01%
Subordinated debt	15,464	15,464	--	0.00%
Other liabilities	4,256	7,806	(3,550)	-45.48%
Total liabilities	980,982	987,801	(6,819)	-0.69%
Shareholders' Equity
Preferred stock	20,500	20,500	--	0.00%
Common stock	124	124	--	0.00%
Additional paid-in-capital	63,941	63,888	53	0.08%
Retained earnings, substantially restricted	5,477	7,854	(2,377)	-30.26%
Accumulated other comprehensive income	(32)	293	(325)	-110.92%
Total shareholders' equity	90,010	92,659	(2,649)	-2.86%
Total liabilities and shareholders' equity	$ 1,070,992	$ 1,080,460	$ (9,468)	-0.88%

CITIZENS SOUTH BANKING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended
	March 31,		Amount	Percent
	2012	2011	Change	Change
(Dollars in thousands)

Interest Income:
Interest and fees on loans	$ 9,646	$ 9,461	$ 185	1.96%
Investment securities:
Taxable interest income	736	790	(54)	-6.84%
Tax-exempt interest income	38	69	(31)	-44.93%
Other interest income	49	67	(18)	-26.87%
Total interest income	10,469	10,387	82	0.79%
Interest Expense:
Deposits	1,236	2,002	(766)	-38.26%
Repurchase agreements	8	18	(10)	-55.56%
Borrowed money	669	763	(94)	-12.32%
Subordinated debt	103	72	31	43.06%
Total interest expense	2,016	2,855	(839)	-29.39%

Net interest income	8,453	7,532	921	12.23%
Provision for loan losses	6,300	3,000	3,300	110.00%
Net interest income after provision for loan losses	2,153	4,532	(2,379)	-52.49%
Noninterest Income:
Service charges on deposit accounts	1,055	957	98	10.24%
Mortgage banking income	317	237	80	33.76%
Commissions on sales of financial products	86	67	19	28.36%
Income from bank-owned life insurance	184	182	2	1.10%
Gain (loss) from acquisition	--	(255)	255	-100.00%
Gain on sale of investments, available for sale	664	--	664	n/a
Gain (loss) on sale of other assets	--	12	(12)	-100.00%
Other	640	278	362	130.22%
Total noninterest income	2,946	1,478	1,468	99.32%
Noninterest Expense:
Compensation and benefits	3,846	3,648	198	5.43%
Occupancy and equipment	908	828	80	9.66%
Data processing and other technology	255	183	72	39.34%
Professional services	275	253	22	8.70%
Advertising and business development	68	54	14	25.93%
Loan collection and other expenses	251	290	(39)	-13.45%
Deposit insurance	418	334	84	25.15%
Amortization of intangible assets	122	139	(17)	-12.23%
Office supplies	60	70	(10)	-14.29%
Telephone and communications	106	97	9	9.28%
Other real estate owned valuation adjustments	1,000	509	491	96.46%
Other real estate owned expenses	597	364	233	64.01%
Acquisition and integration expenses	--	45	(45)	-100.00%
Other	1,005	858	147	17.13%
Total noninterest expense	8,911	7,672	1,137	14.82%

Loss before income tax benefit	(3,812)	(1,662)	(2,150)	129.36%
Income tax benefit	(1,672)	(771)	(901)	116.86%
Net loss	(2,140)	(891)	(1,249)	140.18%
Dividends on preferred stock	122	256	(134)	-52.34%

Net loss allocable to common shareholders	$ (2,262)	$ (1,147)	$ (1,115)	97.21%

CONTACT: For More Information:
         Gary F. Hoskins, CFO
         (704) 884-2263
         gary.hoskins@citizenssouth.com